Exhibit 3.632
CERTIFICATE OF INCORPORATION
OF
LOUIS PINTO & SON, INC., SANITATION CONTRACTORS
TO: THE SECRETARY OF STATE
     STATE OF NEW JERSEY
     THE UNDERSIGNED, of the age of twenty-one years or over, for the purpose of forming a Corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:
     FIRST:- The name of the corporation is LOUIS PINTO & SON, INC., SANITATION CONTRACTORS.
     SECOND:- The purpose or purposes for which the corporation is organized are:
          (a) To engage in the business of and to act as general contractors for garbage removal from private residences, publis buildings, factories, hotels, motels, rooming houses, apartment houses, condominiums, country clubs, private clubs, churches, temples, houses of worship of all denominations, all buildings and structures of all types.
          (b) To act as general contractors, builders, pavers, wreckers, concrete breakers and contractors; and to improve and to raze, tear down, rebuild, repair, restore, remodel, alter, fireproof, homes and buildings of every kind and description and parts thereof and appurtenances thereto, and all other structures.
          (c) To acquire, by purchase, lease, or otherwise, lands and interest in lands for the purpose of garbage dumping.
          (d) To make estimates upon, bid for, procure, perform, and carry out contracts for the use of garbage as land fill, grading, draining, repairing or improving in any manner, roads, streets, highways, and works of all kinds, whether public or private.
          (e) To manufacture, purchase, rent, and dispose of all machinery, tools and apparatus necessary or convenient in and about the prosecution of its sanitation business and other related endeavors.
          (f) To acquire, by purchase, lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop, and manage any and all real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the corporation, buildings, incinerators, or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter, or improve any buildings, incinerators, or other structures, now or hereafter erected on any lands so owned, held, or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings, incinerators, or other structures, and any stores, shops, suites,rooms, or part of any buildings or other structures, at any time owned or held by the corporation.
          The foregoing purposes shall be

          THIRD:- The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) shares without par value.
          FOURTH:- The address of the corporation’s initial registered office is 24 Commerce Street, Newark, New Jersey 07102, and the name of the corporation’s initial registered agent at such address is JOHN A. GONNELLA.
          FIFTH:- The number of directors constituting the initial board of directors shall be three (3) and the names and addresses of the directors are as follows:

NAMES	ADDRESSES
LOUIS PINTO	134 Telford Street
East Orange, New Jersey 07018

JOHN PINTO	134 Telford Street
East Orange, New Jersey 07018

MARIA FRANCES PINTO	134 Telford Street
East Orange, New Jersey 07018
          SIXTH:- The names and addresses of the incorporators are as follows:

NAMES	ADDRESSES
LOUIS PINTO	134 Telford Street
East Orange, New Jersey 07018

JOHN PINTO	134 Telford Street
East Orange, New Jersey 07018

MARIA FRANCES PINTO	134 Telford Street
East Orange, New Jersey 07018
     IN WITNESS WHEREOF, the undersigned, the incorporators of the above names corporation, have hereunto signed this Certificate of Incorporation on the 4th day of October, 1971.

	/s/ Louis Pinto	[L. S.]

Signed, sealed	LOUIS PINTO

	/s/ John Pinto	[L. S.]

and delivered	JOHN PINTO
in the presence
of:
	/s/ Maria Frances Pinto	[L.S.]

MARIA FRANCES PINTO

/s/ John A. Gonnella
JOHN A. GONNELLA
STATE OF NEW JERSEY           :
SS.
COUNTY OF ESSEX                      :
     BE IT REMEMBERED, that on this 4th day of October, One Thousand Nine Hundred and Seventy-one, before me, the subscriber, An Attorney at Law of New Jersey, personally appeared LOUIS PINTO, JOHN PINTO, and MARIA FRANCES PINTO, who, I am satisfied, are the person named in and who executed the foregoing Certificate of Incorporation, and I having first made known to them the contents thereof, they did severally acknowledge that they signed, sealed, and delivered the same as their voluntary act and deed for the purposes and uses therein expressed.

/s/ John A. Gonnella

JOHN A. GONNELLA
An Attorney at Law of New Jersey